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                  EMPLOYMENT AGREEMENT (the "Agreement"), dated as of November
18, 1996, by and between MEDIALINK WORLDWIDE INCORPORATED, a Delaware corporation with offices at 708 Third Avenue, New York, New York 10017 (the "Corporation"), and MARY BUHAY, an individual residing at 95 Linden Avenue, Metuchen, New Jersey (the "Employee").


                             W I T N E S S E T H:



                  WHEREAS, the Corporation has filed a registration statement ("1996 Registration Statement") with the Securities and Exchange Commission ("SEC") and making a public offering of shares of its Common Stock;
                  WHEREAS, the Corporation desires to continue the services of the Employee upon the terms and conditions hereinafter set forth; and
                  WHEREAS, the Employee desires to render services to the Corporation upon the terms and conditions hereinafter set forth.
                  NOW, WHEREFORE, the parties mutually agree as follows:
                  Section 1. Effective Date. This Agreement shall become effective only upon the consummation of the proposed public offering pursuant to the 1996 Registration Statement. In the event for any reason whatsoever such public offering is not consummated, then this Agreement shall be void and of no legal force or effect. The date of the first closing of the public offering pursuant to the 1996 Registration Statement shall be the Effective Date.
                  Section 2. Employment. On the Effective Date the Corporation employs the Employee and the Employee on the Effective Date accepts such


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employment, as an executive of the Corporation, subject to the terms and conditions set forth in this Agreement.
                  Section 3. Duties. The Employee shall be employed as Vice President of Sales and Special Services. The Employee shall properly perform such duties as may be assigned to him from time to time by the Corporation's Chief Executive Officer or the Board of Directors of the Corporation as the case may be. During the term of this Agreement, the Employee shall devote all of his available business time to the performance of his duties hereunder.
                  Section 4. Term of Employment. The term of the Employee's employment shall commence on the Effective Date and shall continue for two (2) years or until terminated pursuant to Section 6 hereof.
                  Section 5.        Compensation of Employee.
                           5.1.     Compensation.  The Corporation shall pay to
the Employee as annual compensation for his services hereunder a salary ("Salary") in an amount equal to Eighty Thousand ($80,000) Dollars. The Salary shall be reviewed every January 1st for merit increases and shall in all events be increased on the anniversary date of this Agreement by the percentage increase, if any, in the Consumer Price Index, as defined herein, for the most recent calendar month for which the Consumer Price Index has been published over the Consumer Price Index for the same calendar month in the immediately preceding year. As used herein, the "Consumer Price Index" shall mean the Consumer Price Index for All Urban Consumers, New York Northeastern New Jersey area (1982-84=100) issued by the Bureau of Labor Statistics of the United States Department of Labor; provided that in the event the Consumer Price Index shall hereafter be converted to a different standard reference base or


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otherwise revised, the determination of the salary increase shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics. The Salary shall be payable bi-weekly less such deductions as shall be required to be withheld by applicable law and regulations. The Employee shall receive commission and bonus as mutually agreed upon by the Employee and the Corporation.
                           5.2.     Expenses.  The Corporation shall pay or
reimburse the Employee for all reasonable and necessary business, travel or other expenses incurred by him with the prior consent of the Corporation, upon proper documentation thereof, which may be incurred by him in connection with the rendition of the services contemplated hereunder.
                           5.3.     Benefits.  During the term of this
Agreement, the Employee shall be entitled to participate in such pension, profit sharing, group insurance, option plans, hospitalization, group health benefit plans and all other benefits and plans as the Corporation provides to its employees. Provided that the Corporation files a registration statement on Form S-1 covering the registration of shares of its Common Stock, $.01 par value ("Common Stock"), the Corporation intends to file a registration statement on Form S-8 to register the shares of Common Stock underlying the stock options granted pursuant to its option plans. In the event such registration statement on Form S-8 is filed, the Corporation agrees to use its best efforts to keep such registration statement on Form S-8 in full force and effect.


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                  Section 6.        Termination.
                           6.1.     Termination of Employment.  This Agreement
shall terminate upon the death, Disability, as hereinafter defined, termination of employment of the Employee For Cause, as hereinafter defined, termination of the employment of Employee without cause or because Employee wrongfully leaves his employment hereunder.
                           6.2.     Termination For Cause.  In the event of a

termination For Cause or because Employee wrongfully leaves his employment hereunder, the Corporation shall pay Employee all accrued and unpaid Salary and vacation through the date of termination.
                           6.3.     Termination Without Cause.  In the event of
a termination without cause, the Employee shall be entitled to continue to participate in the hospitalization, group health benefit and disability plans of the Corporation on the same terms and conditions as immediately prior to his termination and shall receive his Salary, both for a period equal to the earlier of (i) the date the Employee commences employment elsewhere; (ii) three (3) months; or (iii) the date the term would have expired pursuant to Section 3 of this Agreement had the Employee not been terminated.
                           6.4.     Termination Upon Death.  In the event of a
termination upon the death of Employee, the Corporation shall pay to the Employee, any person designated by the Employee in writing or if no such person is designated, to his estate, as the case may be, the Salary which would otherwise be payable to the Employee for a period of six (6) months from the date of such death. In the event of a termination upon the death of Employee, the Corporation shall pay for a period of six


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(6) months after such death, on behalf of the Employee's surviving dependents, the COBRA insurance premiums of such dependents.
                           6.5.     Termination Upon Disability.  In the event
of a termination upon the Disability of Employee, the Corporation shall pay to the Employee or any person designated by the Employee, (i) during the first month immediately after the termination of employment due to such Disability, the Salary which would otherwise by payable to the Employee and (ii) during the second and third months immediately after the termination of employment due to such Disability, the difference between the Salary which would otherwise be payable to the Employee and the disability insurance payments received by Employee for such period.
                           6.6.     Definition of "For Cause".  As used herein,
the term "For Cause" shall mean (i) Employee's indictment, plea or conviction in a court of law of any crime or offense involving willful misappropriation of money or other property or any other crime involving moral turpitude which constitutes felony, whether or not involving the Corporation; or (ii) disobedience of a directive, other than a directive to relocate to an office of the Corporation more than fifty (50) miles from the office where Executive is employed pursuant to this Agreement, from the Chief Executive Officer or Board of Directors of the Corporation consistent with Employee's duties hereunder; or
(iii) breach of his responsibilities under this Agreement.
                  Section 7.        Disability
                           7.1.     Definition.  In the event the Employee is
mentally or physically incapable or unable to perform his regular and customary duties of employment with the Corporation for a period of seventy-five (75) days in any one



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hundred twenty (120) day period during the term, the Employee shall be deemed to be suffering from a "Disability".
                           7.2.     Payment During Disability.  In the event the
Employee is unable to perform his duties hereunder by reason of a disability, which disability does not constitute a Disability, the Corporation shall continue to pay the Employee his Salary and benefits during the continuance of such disability.
                  Section 8. Vacations and Personal Days. The Employee shall be entitled to vacation and personal days in accordance with Corporation policy. The Employee's Salary shall be paid in full during his vacation and personal days. The Employee shall take his vacation at such time or times as the Employee and the Corporation shall determine is mutually convenient.
                  Section 9. Disclosure of Confidential Information.
                             (a)     The Employee hereby acknowledges that the
principal business of the Corporation is the production of video and audio public relations materials for distribution to news media and the distribution by satellite or other means to television and radio stations and news media services; distribution of public relations text, audio and video to news media and the general public via satellite, cassette, wire or other means; distribution of press releases by mail and facsimile; the maintenance of databases of media contacts for and on behalf of clients; analysis and written appraisal of public relations and public affairs campaigns as determined through press clipping review, either on paper, video or audio tape or electronic database searches and such other businesses as the Corporation may conduct from time to time (the "Business"). Employee acknowledges that he will be acquiring confidential information concerning the Corporation and the Business and


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that, among other things, his knowledge of the Business will be enhanced through his employment by the Corporation. Employee acknowledges that such information is of great value to the Corporation, is the sole property of the Corporation, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Corporation herein, Employee will not, at any time, during or after the term of this Agreement, reveal, divulge or make known to any person, any information which is treated as confidential by the Corporation and not otherwise in the public domain or previously known to him.
                              (b)     The provisions of this Section 9 shall
survive Employee's employment hereunder.
                  Section 10. Covenant Not To Compete.
                              (a)     Employee recognizes that the services to

be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of the Corporation that Employee agrees, and, accordingly, Employee does hereby agree, that he will not, directly or indirectly, in the Territory, as hereinafter defined, at any time during the Restricted Period, as hereinafter defined:
                                            (i)  engage in the Business for
                  his account or render any services which constitute engaging in the Business, in any capacity to any entity; or become interested in any entity engaged in the Business either on his own behalf or as an officer, director, stockholder, partner, principal, consultant, associate, employee, owner, agent, creditor, independent contractor, or co-venturer of any third party or in any other relationship or capacity; or


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                                            (ii)  employ or engage, or cause to
                  authorize, directly or indirectly, to be employed or engaged, for or on behalf of himself or any third party, any employee, representative or agent of the Corporation; or
                                            (iii)  solicit, directly or
                  indirectly, on behalf of himself or any third party, any client or vendor of the Corporation and its affiliates; or
                                            (iv)  have an interest as an owner,
                  lender, independent contractor, co-venturer, partner, participant, associate or in any other capacity, render services to or participate in the affairs of, any business which is competitive with, or substantially similar to, the Business of the Corporation and its affiliates as presently conducted and as may be conducted by the Corporation during the Restricted Period.
                                    (b)     If any of the restrictions contained
in this Section 10 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then after such restrictions have been reduced so as to be enforceable, in its reduced form this Section shall then be enforceable in the manner contemplated hereby.
                                    (c)     This Section 10 shall not be
construed to prevent Employee from owning, directly and indirectly, in the aggregate, an amount not exceeding two percent (2%) of the issued and outstanding voting securities of any class of any corporation whose voting capital stock is traded on a national securities exchange or in the over-the-counter market.


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                                    (d)     Notwithstanding anything to the
contrary set forth in this Section 10, (i) the Employee shall not be prohibited from rendering services for news organizations, or public relations departments or public relations agencies; (ii) the Employee may act as a news reporter or manager for an entity whose primary function is journalism; (iii) the Employee may act as a member of the internal public relations staff of any corporation or entity who performs services for only that corporation or its affiliates, including parent corporations, subsidiaries, and joint ventures; and/or (iv) the Employee may act as an account executive or manager at a public relations agency directly serving that agency's clients. Notwithstanding the prior sentence, however, the Employee may not, render services, directly or indirectly, (i) for any organization, department, or affiliate of such news organizations, corporate public relations departments, or public relations agencies, whose primary purpose is to provide the production and distribution of video or audio news releases that are competitive with, or substantially similar to, the Business, and (ii) for any organization, department, or affiliate of such news organizations, corporate public relations departments, or public relations agencies, whose primary purpose is to provide the research and analysis of public relations and public affairs campaigns as determined through press clipping review, either on paper, video or audio tape or electronic database searches that are competitive with or substantially similar to the Business.
                                    (e)     The term "Restricted Period", as
used in this Section 10, shall mean (i) the term of this Agreement plus one (1) year; (ii) in the event of a termination For Cause, two (2) years from the date of termination; or (iii) in the event of a termination without cause, one (1) year from the date of termination.


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Employee acknowledges that the Corporation markets its Business worldwide and therefore, the term "Territory" as used herein shall mean the entire world.
                                    (f)     The provisions of this Section 10
shall survive the termination of Employee's employment hereunder and until the end of the Restricted Period as provided in Section 10 (e) hereof.
                  Section 11.  Rights and Remedies Upon Breach of Sections
                               9 or 10.
                           11.1.    Return of Benefits.  If the Employee
breaches, or threatens to commit a breach of, any of the provisions of Sections 9 or 10 (the "Restrictive Covenants"), the Corporation shall have the right and remedy to require the Employee to account for and pay over to the Corporation all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by him as the result of any transactions constituting a breach of the Restrictive Covenants, and the Employee shall account for and pay over such Benefits to the Corporation. In addition, if the Employee breaches or threatens to commit a breach of any of the Restrictive Covenants, (i) the Employee's unvested stock options shall immediately lapse and (ii) the Corporation shall have the right to purchase from the Employee the Employee's vested stock options for the book value of the shares of Common Stock underlying such vested options less the exercise price of such vested options. The Corporation may set off any amounts due to the Corporation under this Section 11.1 against any amounts owed to the Employee by the Corporation.
                           11.2.    Injunctive Relief.  Employee acknowledges
that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Employee agrees that any breach or threatened breach by him


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of Sections 9 or 10 of this Agreement shall entitle the Corporation, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach without posting a bond or showing special damages. The parties understand and intend that each restriction agreed to by Employee hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more of all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which the Corporation seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.
                  Section 12.       Miscellaneous.
                           12.1.    Assignment.   The Employee may not assign or
delegate any of his rights or duties under this Agreement.
                           12.2.    Entire Agreement.  This Agreement
constitutes and embodies the full and complete understanding and agreement of the parties with respect to the Employee's employment by the Corporation, supersedes all prior understandings and agreements, including employment agreements, non-compete agreements and confidentiality agreements, if any, whether oral or written, between the Employee and the Corporation and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or


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condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.
                           12.3.    Binding Effect.  This Agreement shall inure
to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors and permitted assigns.
                           12.4.    Captions.  The captions contained in this
Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
                           12.5.    Notices.  All notices, requests, demands and
other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, postage prepaid, or overnight delivery to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof.
                           12.6.    Governing Law.  This Agreement shall be
governed by and interpreted under the laws of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws thereof. Except in respect of any action commenced by a third party in another jurisdiction, the parties hereto agree that any legal suit, action, or proceeding against them arising out of or relating to this Agreement shall be brought exclusively in the United States Federal Courts or New York County Supreme Court, in the State of New York. The parties hereto hereby accept the jurisdictions of such courts for the purpose of any such action or proceeding and agree that venue for any action or proceeding brought in the State of New York shall lie in the Southern District of New


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York or Supreme Court, New York County, as the case may be. Each of the parties hereto hereby irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by United States registered or certified mail postage prepaid at its address set forth herein.
                           12.7.    Counterparts.   This Agreement may be
executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                      MEDIALINK WORLDWIDE INCORPORATED


                                      By:  /s/ J. Graeme McWhirter
                                         ------------------------------

                                           /s/ Mary Buhay
                                         ------------------------------
                                           MARY BUHAY


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